U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2010

American Capital, Ltd.
(Exact name of registrant as specified in its charter)

DELAWARE	814-00149	52-1451377
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 14th Floor Bethesda, MD 20814
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (301) 951-6122
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed in its Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 27, 2009, American Capital, Ltd. (the "Company") and lenders holding approximately 95% of the loans outstanding under its unsecured revolving credit facility (the "Credit Facility") with Wachovia Bank, National Association, as administrative agent (the "Administrative Agent"), entered into a Lock Up Agreement on November 20, 2009. The remaining lenders under the Credit Facility executed the Lock Up Agreement shortly thereafter. Pursuant to the Lock Up Agreement, the parties thereto agreed, among other things, to support an out-of-court exchange of the loans outstanding under the Credit Facility and the Company's private and public unsecured notes, consistent with the Company's publicly announced restructuring proposal (the "Exchange Transaction"). On January 11, 2010, the Company and the Administrative Agent agreed to extend the date of the termination event in the Lock Up Agreement relating to consummating the Exchange Transaction or commencing a voluntary reorganization case under the United States Code, from January 15, 2010 to January 31, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL, LTD.

Dated: January 15, 2010	By:	/s/ SAMUEL A. FLAX
Samuel A. Flax Executive Vice President, General Counsel, Chief Compliance Officer and Secretary